EXHIBIT 24

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Dennis K. Morgan and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place and stead in executing the Registration Statement on Form S-8 and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering the additional shares of Southern Union common stock to be eligible for grant under the Southern Union Company Valley Resources 401(k) Employee Stock Ownership Plan.

Dated: September 19, 2000

     GEORGE L. LINDEMANN              ADAM M. LINDEMANN
     ------------------------------   ----------------------------------
     George L. Lindemann              Adam M. Lindemann

     PETER H. KELLEY                  ROGER J. PEARSON
     ------------------------------   ----------------------------------
     Peter H. Kelley                  Roger J. Pearson

     JOHN E. BRENNAN                  GEORGE ROUNTREE, III
     ------------------------------   ----------------------------------
     John E. Brennan                  George Rountree, III

     FRANK W. DENIUS                  DAN K. WASSONG
     ------------------------------   ----------------------------------
     Frank W. Denius                  Dan K. Wassong

     AARON I. FLEISCHMAN              THOMAS F. KARAM
     ------------------------------   ----------------------------------
     Aaron I. Fleischman              Thomas F. Karam

     KURT A. GITTER, M.D.             RONALD W. SIMMS
     ------------------------------   ----------------------------------
     Kurt A. Gitter                   Ronald W. Simms